(e)(1)(i)

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING MUTUAL FUNDS

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING Asia-Pacific Real Estate Fund

ING Diversified International Fund

ING Emerging Countries Fund

ING European Real Estate Fund

ING Foreign Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Capital Appreciation Fund

ING International Equity Dividend Fund

ING International Real Estate Fund

ING International SmallCap Multi-Manager Fund

ING International Value Choice Fund

ING Russia Fund